                                                                     Exhibit 2.2

                              ARTICLES OF MERGER OF

                          ICOP ACQUISITION CORPORATION

                             AND ICOP DIGITAL, INC.

          Pursuant to the provisions of section 7-111-107 and 7-111-105 of the
Colorado Business Corporation Act, the undersigned corporations hereby adopt the following Articles of Merger and have caused the President of their respective corporations to execute these Articles of Merger for the purpose of filing with the Colorado Secretary of State.

                           ARTICLE I. PLAN OF MERGER

          A.   ICOP Acquisition Corporation, a Colorado corporation ("Merger
               Sub"), was merged with and into ICOP Digital, Inc., a Nevada corporation, upon the filing of these Articles of Merger.

          B.   Following the merger, the separate corporate existence of Merger
               Sub shall cease and ICOP shall continue as the Surviving
               Corporation under the name ICOP Digital, Inc. and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the corporate laws of Nevada and Colorado and become a wholly-owned subsidiary of Vista Exploration
               Corporation, a Colorado corporation.

          C.   At the effective date of the merger, upon filing the Articles of
               Merger, all the property, rights, privileges, powers and
               franchises of ICOP and Merger Sub shall be vested in the
               surviving corporation and all debts, liabilities and duties of the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, ICOP.

          D.   At the Effective Time, the separate corporate existence of Merger
               Sub shall cease and the Articles of Incorporation of ICOP shall be the Articles of Incorporation of the Surviving Corporation.

          E.   At the Effective Time, the Bylaws of ICOP as in effect at the
               Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          F.   At the Effective Time, the officers and directors of ICOP shall be the officers and directors of the Surviving Corporation.

          G.   At the Effective Time, by virtue of the merger, the total number of shares of ICOP common stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the same number of shares of Vista
               Exploration Corporation common stock and Certificates
               representing the shares of Vista common stock to be issued hereby shall be delivered pro rata to the shareholders of ICOP at the closing in exchange for the surrender of all of their ICOP common shares to be exchanged. At the Effective

               Time, all such shares of ICOP common stock shall cease to be outstanding and shall automatically be cancelled and retired and the ICOP shareholders shall cease to have any rights with respect to such shares of ICOP common stock except to receive a like number of shares of Vista common stock upon surrender or exchange of the ICOP common stock certificates.

          H.   At the Effective Time, all outstanding shares of Merger Sub common stock held by Vista Exploration Corporation shall be automatically converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation and ICOP shall become a wholly-owned subsidiary of Vista
               Exploration Corporation.

                                  ARTICLE II.

          The sole shareholder of Merger Sub voted all of its shares in favor of the transaction and said vote was sufficient for approval of the transaction.
The shareholders of ICOP were entitled to vote to approve the transaction and the number of votes cast for the plan of merger was sufficient for approval of the Merger Agreement.

                                  ARTICLE III.

          The merger is being effected pursuant to Section 7-111-107 of the
Colorado Business Corporation Act and shall be effective as of the date of filing the Articles of Merger with the Secretary of State of Colorado and
Nevada.

          DATED this 13th day of January 2004.

                                       ICOP ACQUISITION CORPORATION,
                                       a Colorado corporation

                                       By: /s/ Charles A. Ross
                                           -------------------------------------
                                             Charles A. Ross, Sr., President

                                       ICOP DIGITAL, INC.,
                                       a Nevada corporation

                                       By: /s/ David C. Owen
                                           -------------------------------------
                                             David C. Owen, Chairman

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